Exhibit 8.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 333 WEST WACKER DRIVE CHICAGO, ILLINOIS 60606-1285 TEL: (312) 407-0700 FAX: (312) 407-0411 www.skadden.com July 6, 2007

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Chicago Mercantile Exchange Holdings Inc.

20 South Wacker Drive

Chicago, IL 60606

Re:	Chicago Mercantile Exchange Holdings Inc. and

CBOT Holdings, Inc. Merger

Ladies and Gentlemen:

We have acted as counsel to Chicago Mercantile Exchange Holdings Inc. (“CME Holdings”), a Delaware corporation, in connection with the proposed merger (“Merger”) of CBOT Holdings, Inc. (“CBOT Holdings”), a Delaware corporation, with and into CME Holdings, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 17, 2006, as amended as of December 20, 2006, May 11, 2007, June 14, 2007 and July 6, 2007 (the “Execution Date”). CME Holdings will be the surviving corporation in the Merger and, upon consummation of the Merger, the combined company will be renamed CME Group Inc. (“CME Group”). The Merger will also result in a change to the constituent documents of Board of Trade of the City of Chicago, Inc. (“CBOT”), a Delaware non-stock corporation and a subsidiary of CBOT Holdings. The Merger Agreement obligates CME Holdings to commence and consummate a tender offer (the “Tender Offer”) as promptly as practicable after the Merger for 6,250,000 shares of CME Holdings Class A Common Stock (or such lesser number of shares that are tendered in the Tender Offer) for $560.00 per share. The Tender Offer will be open to existing CME Holdings stockholders as well as CBOT Holdings stockholders that receive CME Holdings Class A Common Stock in connection with the Merger. The Merger Agreement also requires CBOT Holdings to declare

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and pay prior to the Effective Time a special cash dividend on CBOT Holdings Class A Common Stock in the amount of $9.14 per share of the CBOT Holdings Class A Common Stock (the “Special Dividend”). Unless otherwise defined, capitalized terms used in this opinion have the meanings assigned to them in the Merger Agreement. This opinion letter is being delivered in connection with the Registration Statement on Form S-4 (Registration No. 333-XXXXXX (the “Registration Statement”)) relating to the Merger initially filed with the Securities and Exchange Commission on the date hereof which contains a combined joint proxy statement/prospectus consisting of the joint proxy statement/prospectus, dated June 5, 2007 (the “Initial Joint Proxy Statement Prospectus”), the first supplement to the Initial Joint Proxy Statement/Prospectus, dated June 17, 2007, and the second supplement to Initial Joint Proxy Statement/Prospectus, dated July 6, 2007.

In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Registration Statement and (iii) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have assumed that the Merger will be consummated in accordance with the Merger Agreement, Registration Statement and such other documents, certificates and records and that statements as to factual matters contained in the Merger Agreement and/or the Registration Statement are true, correct and complete and will continue to be true, correct and complete through the Effective Time and thereafter, as applicable.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

In rendering our opinion, we have relied upon factual statements and representations of officers and other representatives of CME Holdings and CBOT Holdings, and we have assumed that such factual statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

In rendering our opinion, we have assumed that (i) the Merger will be consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement and that none of the material terms or conditions contained therein have been or will be waived or modified in any respect, (ii) the Merger Agreement, the Registration Statement and such other documents and records as we have considered accurately reflect all the material facts relating to the Merger and (iii) the Registration Statement accurately describes the business operations and the anticipated future operations of CME Holdings and CBOT Holdings. We have assumed that the value of the CME Holdings Class A Common Stock issued in the Merger will equal at least 40% of the

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value of the combined Merger consideration taking into account (i) the Tender Offer (assuming that cash received in the Tender Offer is treated as consideration received in the Merger), (ii) the Special Dividend (assuming that cash received with respect to the Special Dividend is treated as consideration received in the Merger), and (iii) the amount, if any, to be paid to CBOT Holdings stockholders who perfect their appraisal rights. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants, representations and warranties provided or made by CME Holdings and CBOT Holdings. Any change or inaccuracy of such facts (including those events occurring after the Effective Time) could affect the conclusions stated herein.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing: (i) we are of the opinion that, under current U.S. federal income tax law, the Merger will qualify as a “reorganization” within the meaning of section 368(a) of the Code; (ii) the statements of opinion under the caption “Material U.S. Federal Income Tax Consequences of the Merger – Tax Consequences of the Merger for CME Holdings, CME Holdings Stockholders and CBOT Holdings” and “Tax Consequences of the Merger for CBOT Holdings Stockholders” constitute our opinion; and (iii) the statements of opinion under the caption “Material U.S. Federal Income Tax Consequences of the Special Dividend and the Exercise Right Privilege Payment – Special Dividend – Treatment of U.S. Holders of CBOT Holdings Class A common stock”, “Treatment of non-U.S. holders of CBOT Holdings Class A common stock” and “Exercise Right Privilege Payments – Forty-Five Day Offer to Purchase”, “Receipt of Put Right” and “Treatment of non-U.S. holders of an Exercise Right Privilege” constitute our opinion

Except as set forth above, we express no other opinion. We are furnishing this opinion solely in connection with the filing of the Registration Statement. We are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger.” In

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giving such consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Securities Act of 1933 or within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP
Skadden, Arps, Slate, Meagher & Flom LLP